UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: August 2, 2013

ALAS AVIATION CORP.

 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

000-28562	94-2857548
(Commission File Number)	(I.R.S. Employer Identification No.)

2741 Lemon Grove Ave, Lemon Grove, CA 91945
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 724-3355

               (fka LMK Global Resources, Inc.)
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm.

(a) On July 30, 2013, Alas Aviation Corp. (fka LMK Global Resources, Inc., the “Registrant” or the “Company”) notified MaloneBailey LLP (“Malone”) that it was   dismissed as the Registrant’s independent registered public accounting firm. The decision to dismiss Malone as the Company’s independent registered public accounting firm was approved and ratified by the Company’s Board of Directors on August 2, 2013.  Except as noted in the paragraph immediately below, the reports of Malone on the Company’s financial statements for the years ended June 30, 2012 and 2011  and for the period February 13, 2009   (re-entering exploration stage ) through June 30, 2012  did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Malone on the Company’s financial statements as of and for the years ended June 30, 2012 and 2011 and for the period February 13, 2009   (re-entering exploration stage) through June 30, 2012   contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has negative working  capital  and no operations that raised doubt about its ability to continue as a going concern .

During the years ended June 30, 2012 and 2011 and the period February 13, 2009   (re-entering exploration stage ) through June 30, 2012 and  through August 2, 2013 , the Company has not had any disagreements with Malone  on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Malone’s  satisfaction, would have caused them to make reference thereto in their reports on the Company’s  financial statements for such periods.

During the years ended June 30, 2012  and 2011 and the period February 13, 2009   (re-entering exploration stage ) through June 30, 2012  and  through August 2, 2013, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Malone with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Malone is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On August 2, 2013  (the “Engagement Date”), the Company engaged RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended June 30, 2013. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officers.

In connection with the merger and share exchange agreements previously disclosed on Form 8-K and filed with the Commission on June 26, 2013, on August 2, 2013, Frank Dreschler, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, resigned from these positions with the Company. The board of directors accepted Mr. Dreschler’s resignations, effective immediately.

(c) Appointment of Certain Officers.

Also on August 2, 2013, our board of directors appointed Arnold Leonora as President and Chief Executive Officer and Warrick Morgan as our Chief Financial Officer and Arancha Gonzбlez as our Treasurer. Fran Dreschler will retain his current position as a director and Secretary of the Company until final closing of the aforementioned merger and share exchange agreements or until his earlier resignation or removal.

Arnold B. Leonora, 50, Mr. Leonora serves as the Chairman of the Board and Chief Executive Officer of Cygnus.   Since founding Air Transportation Group Private Equity, Inc. in 1989, he and his associates have provided a wide range of professional services to companies in the aviation industry including investment banking, aircraft leasing, general business financing, air fleet management & related consulting services from offices in Atlanta, Fort Lauderdale, Madrid, Spain and Curacao, the Caribbean island nation located just off the northern coast of Venezuela. A graduate of Embry-Riddle Aeronautical University, Mr. Leonora has acquired, operated and sold numerous airline operators over the past 15 years.

Warrick A. Morgan, 48, Prior to joining the Company, Mr. Morgan has worked at Atlanta M& A Advisors, LLC.  He has advised principals on business acquisition, sale and capital finance transactions in addition to serving in interim CFO and Controller positions at client companies since 1998. An entrepreneurial business professional with over 25 years of experience in diverse functional and managerial roles in business and military units, he has worked as a Self- Employed Technical and General Business Advisor, Manager and Staff Member in areas of Accounting, Finance & Investments. He was Controller at Consolidated Credit Group and Assistant to the CFO at American Nursing Homes, Inc., a holding company in the nursing home industry, and received his U.S. Army commission (Military Police Branch) through ROTC at the University of South Florida in 1989 where he also received his B.A. in finance in 1990.

Arancha González, 39, Ms. González has served as the Chief Financial Officer for Cygnus since 2006. Ms. Gonzalez has 15 years’ experience working with financials in the air transport sector. Prior to joining Cygnus, she began her career in 1998 at Gestair Group as an accountant where she advanced and was responsible for financial controls, capital budgeting, cash flow analysis. In addition, Ms. González reported directly to Gestair’s CFO and was responsible for its tax preparation of its taxes and coordination of its internal accountants and auditors.  She holds an economics degree from the Complutense University in Madrid, and a Course of Consolidation degree from Madrid Business School.

The forgoing officers serve at the will and pleasure of the board of directors of the Company and as of the date of this filing, the Company has not entered into any employment agreements with them.  The Company does intend to enter into employment agreements following closing of share exchange referenced above, however at this time each newly appointed officer serves “at will.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2013, in contemplation of closing on the share exchange, we changed our fiscal year end from June 30 to December 31 to conform to the fiscal year end of Corporatiуn Ygnus Air, S.A. (“Cygnus”).

Item 8.01 Other Events.

In connection with the merger and share exchange agreements previously disclosed on Current Report Form 8-K , filed with the Commission on June 26, 2013, the new CUSIP number for the Company’s common stock is 01165Q 101.  We submitted the notification and certain other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change, received clearance and were assigned a new trading symbol.  Effective as of July 23, 2013 the Company’s common stock will trade under the symbol “ALAS.”

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from MaloneBailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2013

ALAS AVIATION CORP.

By:	/s/ Arnold B. Leonora
Arnold B. Leonora President (Principal Executive Officer)